SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-OIL DRI CORPORATION OF AMERICA
          GAMCO ASSET MANAGEMENT INC.
                       4/19/07            2,000            18.3805
                       2/26/07            5,000-           16.7000
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       4/20/07              950            18.1621
                       4/19/07              300            18.2200
                       4/18/07              900            18.2200
                       4/17/07            5,100            18.1165

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.